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Exhibit 4.8

DOT HILL SYSTEMS CORP.
COMMON STOCK WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

        This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, Roth Capital Partners LLC ("Holder") is entitled to purchase, subject to the terms and conditions of this Warrant (this "Warrant"), from Dot Hill Systems Corp., a Delaware corporation (the "Company"), One Hundred Eighty Three Thousand (183,000) fully paid and nonassessable shares of the Company's common stock, $0.001 par value per share ("Common Stock"), in accordance with Section 2 hereof at any time beginning on March 14, 2003 (the "Commencement Date") and ending at 5:00 p.m. Pacific Time on March 14, 2008 unless earlier terminated as provided herein (the "Exercise Period"). The shares of Common Stock for which this Warrant is exercisable, as adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the "Shares."

        1.    Exercise Price.    The initial exercise price for the Shares shall be Four Dollars and 50/100 ($4.50) per share. Such price shall be subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the "Exercise Price").

        2.    Exercise and Payment.

          (a)    Cash Exercise.    At any time during the Exercise Period, Holder may exercise this Warrant, in whole or in part, from time to time, by delivering this Warrant and the Notice of Exercise annexed hereto (the "Notice of Exercise") duly completed and executed by Holder to the Company at the principal executive offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise. Payment may be made in cash or by check payable to the order of the Company.

          (b)    Net Issuance.    In lieu of payment of the Exercise Price in cash as described in Section 2(a) hereof, Holder may elect to receive, without the payment by Holder of any additional consideration, shares equal to the value (as determined below) of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the Net Issuance Election Notice annexed hereto (the "Net Issuance Election") duly executed, at the principal executive offices of the Company. Thereupon, the Company shall issue to Holder such number of fully paid and nonassessable Shares as is computed using the following formula:

  where:                                                 X = Y (A-B)
                                                                           A

            X = the number of Shares to be issued to Holder pursuant to this Section 2.

            Y = the number of Shares covered by this Warrant in respect of which the Net Issuance Election is made pursuant to this Section 2(b).

            A = the fair market value of one share of Common Stock, as determined in accordance with the provisions of this Section 2(b).

            B = the Exercise Price in effect under this Warrant at the time the Net Issuance Election is made pursuant to this Section 2(b).

  For purposes of this Section 2(b), the "fair market value" per share of the Common Stock shall mean:

            (i)    If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National or SmallCap Market of the National Association of Securities Dealers Automated Quotations System (the "Nasdaq National Market" and "Nasdaq SmallCap Market," respectively) or other over-the-counter quotation system, the "fair market value" per share of Common Stock shall be the last reported sale price of the Common Stock on such exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or other over-the-counter quotation system on the last business day before the date the Net Issuance Election is made or if no such sale is made on such day, the mean of the closing bid and asked prices such day on such exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or other over-the-counter quotation system; and

            (ii)  If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the "fair market value" shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company for authorized but unissued shares, as determined by the Board of Directors (the "Board") in good faith.

        3.    Reservation of Shares.    The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as may be issuable from time to time upon exercise of this Warrant. All such shares shall be duly authorized and, when issued in accordance with the terms and conditions of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

        4.    Delivery of Stock Certificate or Certificates.    Within a reasonable time after exercise of this Warrant, in whole or in part, the Company shall issue in the name of and deliver to Holder a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock which Holder shall have requested in the Notice of Exercise or Net Issuance Election, as applicable. If this Warrant is exercised in part, the Company shall cancel this Warrant in its entirety and shall deliver to Holder a new warrant for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates.

        5.    No Fractional Shares.    No fractional shares or scrip representing fractional shares will be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will, in lieu of issuance of any fractional share, pay Holder the difference between the fair market value of the fractional share (as determined in accordance with Section 2(b) hereof) and the portion of the Exercise Price allocable to such fractional share.

        6.    Listing.    Prior to the issuance of any shares of Common Stock upon exercise of this Warrant, the Company shall secure the listing of such shares of Common Stock upon each national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as applicable, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system, as applicable.

        7.    Charges, Taxes and Expenses.    The Company shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer from the Company to Holder of the Shares issued pursuant to the exercise hereof; provided, however, that in the event that any certificate or certificates for Shares are to be issued in a name other than the name of Holder, this Warrant, when surrendered for exercise, shall be accompanied by the Assignment Form attached hereto duly executed by Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

        8.    Loss, Theft, Destruction or Mutilation of Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

        9.    Saturdays, Sundays, Holidays, Etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday that is not a legal holiday.

        10.    Adjustment of Exercise Price and Number of Shares.    The Exercise Price and the number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

          (a)    Subdivisions, Combinations and Other Issuances.    If the Company shall at any time during the Exercise Period subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination will be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments also will be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant as of such date shall remain unchanged.

          (b)    Stock Dividend.    If at any time during the Exercise Period the Company declares a dividend or other distribution on Common Stock payable in Common Stock or Convertible Securities (as defined below) without payment of any consideration by such holders for the additional shares of Common Stock or the Convertible Securities (including any additional shares of Common Stock issuable pursuant to the terms of any Convertible Securities), then the number of Shares for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend or other distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividend or other distribution, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable pursuant to the terms of the Convertible Securities) of Common Stock as a result of such dividend or other distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable) for such dividend or other distribution will equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable). As used herein, "Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

          (c)    Other Distributions.    If at any time during the Exercise Period the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash or a distribution of Common Stock or Convertible Securities for which an adjustment to the Exercise Price is made pursuant to Section 10(b) hereof), then the Company may, at its option, either (i) decrease the Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Board or (ii) provide by resolution of the Board that upon exercise of this Warrant, Holder hereof shall thereafter be entitled to receive, in addition to the Shares of Common Stock otherwise receivable upon exercise hereof, the number of shares or other securities or property which would have been received had this Warrant been exercised in full at the time of such distribution.

          (d)    Merger.    If at any time during the Exercise Period there shall be a merger or consolidation of the Company with or into another corporation whereby the Company is not the surviving corporation, then Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such merger or consolidation, which would have been received by Holder for the Shares subject to this Warrant had this Warrant been exercised at such time.

          (e)    Reclassification, Etc.    If at any time during the Exercise Period there shall be a change or reclassification of the securities as to which this Warrant is exercisable into the same or a different number of securities of any other class or classes, then Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the Exercise Period and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such change or reclassification, which would have been received by Holder for the Shares subject to this Warrant had this Warrant been exercised prior to such time.

          (f)    Certain Issuances of Securities.    Except as expressly provided in Sections 10(b) and (c) hereof, if the Company issues any Additional Stock (as defined below) for no consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issuance, then the Exercise Price shall be reduced to the price determined by dividing:

            (i)    an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then existing Exercise Price, and (y) an amount equal to the aggregate "consideration actually received" (as defined below) by the Company upon such issuance or sale, by

            (ii)  the number of shares of Common Stock outstanding immediately after such issuance or sale.

  Upon any adjustment of the Exercise Price pursuant to this Section 10(f), the number of shares of Common Stock issuable upon exercise of this Warrant shall equal the number of shares determined by dividing (x) the aggregate Exercise Price payable for the purchase of all shares issuable upon exercise of this Warrant immediately prior to such adjustment by (y) the Exercise Price per share in effect immediately after such adjustment.

          For purposes of adjusting the Exercise Price pursuant to this Section 10(f):

              (A)  The term "Additional Stock" shall mean any Common Stock, Convertible Securities or Options (as defined below) issued by the Company after the Commencement Date, other than (1) Common Stock issuable upon the conversion of

      Convertible Securities issued by the Company on or before the Commencement Date; (2) Options issued by the Company to any of its officers, directors, employees, consultants or agents after the Commencement Date pursuant to any compensation or benefit plan approved by the Board or, if not pursuant to such a plan, then pursuant to any other resolution of the Board, or the Common Stock issuable upon exercise of such Options; (3) Common Stock issued in connection with the purchase of assets or businesses, whether by merger, consolidation, purchase of assets or stock or otherwise; (4) shares of Common Stock issued in accordance with the terms of that certain Securities Purchase Agreement dated March 11, 2003 (the "Purchase Agreement"); (5) shares of the Company's Preferred Stock, warrants or shares of Common Stock issuable upon conversion or exercise of such Preferred Stock or warrants issued or issuable in accordance with the terms of that certain Securities Purchase Agreement dated December 19, 2002 (the "December Purchase Agreement"); (6) the warrant issued to Sun Microsystems, Inc. ("Sun") on December 19, 2002 in connection with Sun's consent to the transactions contemplated by the December Purchase Agreement and any shares of Common Stock issued in connection with the exercise of such warrant; (7) securities issued in connection with a merger, consolidation, acquisition, strategic transaction, licensing arrangement, business partnership or joint venture approved by the Board; or (8) securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, commercial credit arrangement or debt financing from a bank or similar financial institution approved by the Board. As used herein, the term "Option" means any right, warrant, or option to subscribe for or purchase shares of Common Stock or Convertible Securities.

              (B)  In the case of an issuance or sale for cash of shares of Common Stock, the "consideration actually received" by the Company therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Company in connection with such issuance.

              (C)  In the case of the issuance (other than upon conversion or exchange of obligations or shares of stock of the Company) of shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the non-cash "consideration actually received" by the Company shall be deemed to be the fair market value of such consideration as determined in good faith by the Board.

              (D)  In the case of the issuance by the Company in any manner of Options, all shares of Common Stock or Convertible Securities to which the holders of such Options shall be entitled to subscribe for or purchase pursuant to such Options shall be deemed issued as of the date of the grant or sale of such Options, and the minimum aggregate consideration named in such Options for the shares of Common Stock or Convertible Securities covered thereby, plus the consideration, if any, received by the Company for such Options, shall be deemed to be the "consideration actually received" by the Company (as of the date of the granting or sale of such Options) for the issuance of such Options.

              (E)  In the case of the issuance by the Company in any matter of Convertible Securities, all shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed issued as of the date such Convertible Securities are issued, and the amount of the "consideration actually received" by the Company for such Convertible Securities shall be deemed to be the sum of (1) the amount of consideration received by the Company upon the issuance of such Convertible Securities, plus (2) the minimum aggregate consideration, if any, other than such Convertible

      Securities, receivable by the Company upon conversion or exchange of such Convertible Securities, except in adjustment of dividends.

              (F)  The amount of "consideration actually received" by the Company upon the issuance of any Options referred to in subparagraph (D) above or upon the issuance of Convertible Securities as described in subparagraph (E) above, and the amount of the consideration, if any, other than Convertible Securities, receivable by the Company upon exercise, conversion, or exchange thereof shall be determined in the same manner provided in subparagraphs (B) and (C) above with respect to the consideration received by the Company in the case of the issuance of additional shares of Common Stock; provided, however, that if such Convertible Securities are issued in payment or satisfaction of any dividend upon any stock of the Company other than Common Stock, the amount of the "consideration actually received" by the Company upon the original issuance of such Convertible Securities shall be deemed to be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as reasonably determined in good faith by the Board at or as of that date.

              (G)  On the expiration of any Options referred to in subparagraph (D) above, or the termination of any right of conversion with respect to Convertible Securities referred to in subparagraph (E) above, or any change in the number of shares of Common Stock deliverable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities, the Exercise Price then in effect shall be adjusted to such Exercise Price as would have been obtained had the adjustments made upon the issuance of such Options or Convertible Securities been made upon the basis of the delivery of the adjusted number of shares of Common Stock actually delivered or to be delivered upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

        11.    Notice of Adjustments; Notices.    Whenever the Exercise Price or number of Shares purchasable hereunder is adjusted pursuant to Section 10 hereof, the Company must execute and deliver to Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and must cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to Holder.

        12.    Rights as Stockholder; Notice to Holders.    Nothing contained in this Warrant will be construed as conferring upon Holder or its permitted transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. The Company will notify Holder by registered mail if at any time prior to the expiration or exercise in full of the Warrant, any of the following events occur:

          (a)  a dissolution, liquidation or winding up of the Company shall be proposed at a duly authorized meeting of the Board;

          (b)  a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; or

          (c)  a taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights.

          (d)  an issuance by the Company of any Additional Stock, as defined in subsection (f) of Section 10.

        Such giving of notice will be simultaneous with the giving of notice to the holders of Common Stock or, with respect to (d) above, at least two (2) business days prior to such event. Such notice must specify the record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice will not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

        13.    Restricted Securities.    Holder understands that this Warrant and, subject to the last sentence of this Section 13, the Shares purchasable hereunder constitute "restricted securities" under the federal securities laws inasmuch as they have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are, or will be, acquired from Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act or an applicable exemption from such registration. Unless the Shares are subsequently registered pursuant to Section 16 of this Warrant, Holder further acknowledges that the securities legend on Exhibit A to the Notice of Exercise attached hereto shall be placed on any Shares issued to Holder upon exercise of this Warrant. Notwithstanding the foregoing, if a Holder exercises a net issuance under Section 2(b) hereof, the Shares will be deemed to be purchased under Section 3(a)(9) of the Securities Act and will not be "restricted securities" or subject to legend if the Warrant has been held for a period of one year or more.

        14.    Certification of Investment Purpose.    Unless a current registration statement under the Securities Act shall be in effect with respect to the securities to be issued upon exercise of this Warrant, Holder covenants and agrees that, at the time of exercise hereof, it will deliver to the Company a written certification executed by Holder that the securities acquired by Holder upon exercise hereof are for the account of such Holder and acquired for investment purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

        15.    Disposition of Shares; Transferability.

          (a)  Holder hereby agrees not to make any disposition of any Shares purchased hereunder unless and until:

            (i)    Holder shall have notified the Company of the proposed disposition (by executing and delivering to the Company the Assignment Form attached hereto) and provided a written summary of the terms and conditions of the proposed disposition; and

            (ii)  Holder shall have complied with all requirements of this Warrant applicable to the disposition of the Shares.

          The Company shall not be required to (i) transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Section 15 or (ii) treat as the owner of the Shares, or otherwise accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of the terms of this Warrant.

          (b)    Transfer.    This Warrant shall be transferable only on the books of the Company maintained at its principal office at 6305 El Camino Real, Carlsbad, CA 92009, or wherever its principal office may then be located, upon delivery thereof duly endorsed by Holder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new warrants to the transferee entitled thereto.

          (c)    Limitations on Transfer.    This Warrant may not be sold, transferred, assigned or hypothecated (any such action, a "Transfer") by Holder except to (i) one or more persons, each of whom on the date of transfer is an officer of Holder; (ii) a general partnership or general partnerships, the general partners of which are Holder and one or more persons, each of whom on the date of transfer is an officer of Holder; (iii) a successor to Holder in any merger or consolidation; (iv) a purchaser of all or substantially all of Holder's assets; (v) any person receiving this Warrant from one or more of the persons listed in this Section 15(c) at such person's death pursuant to will, trust or the laws of intestate succession, or (vi) after one year from the date of this Warrant, any person receiving the Warrant from the persons listed in this Section 15. This Warrant may be divided or combined, upon request to the Company by Holder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. If at the time of a Transfer, a Registration Statement is not in effect to register this Warrant, the Company may require Holder and the transferee to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.

        16.    Registration Rights.

          (a)    Registration.

            (i)    On or before April    , 2003, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement under Rule 415 of the Securities Act to register the resale of the Common Stock issuable upon exercise of this Warrant and shall thereafter use all reasonable efforts to cause such registration statement to become effective as promptly as possible after the filing thereof and shall use commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is two (2) years after the date that such Registration Statement is declared effective by the SEC or such earlier date when all Shares have been sold or may be sold without volume restrictions pursuant to Rule 144(k) of the Securities Act as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company's transfer agent and Holder (which term shall, for purposes of this Section 16, include any holder of the Shares).

            (ii)  If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue a stop order suspending the effectiveness of any such registration statement, the Company will promptly notify Holder (which term shall include any holder of the Shares) and will use its reasonable best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise Holder promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the registration or qualification of any of the Shares for sale in any jurisdiction.

            (iii)  Holder agrees, by acceptance of this Warrant, that, upon receipt of any notice from the Company of (A) the happening of any event which makes any statements made in the registration statement or related prospectus filed pursuant to this Section 16, or any document incorporated or deemed to be incorporated therein by reference, untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, in the case of such registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) that, in the judgment of the Board, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the SEC or similar events, the holder will forthwith discontinue, for a period not to exceed sixty (60) days, disposition of such Shares covered by such registration statement or prospectus until it is advised in writing by the Company that use of the applicable prospectus may be resumed, and has received copies of any additional or supplemented filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use all reasonable efforts to insure that the use of the prospectus may be resumed as soon as practicable, and in any event shall not be entitled to require the holder to suspend use of any prospectus for more than ninety (90) days in any twelve month period.

          (b)    Company Obligations.    Whenever any Shares become subject to a registration statement pursuant to this Section 16, the Company shall:

            (i)    Promptly notify Holder and confirm such advice in writing (i) when such registration statement becomes effective, (ii) when any post-effective amendment to any such registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

            (ii)  Furnish to Holder such number of copies of any registration statement or any amendment or supplement thereto, and any prospectus (including any preliminary prospectus) contained therein in conformity with the requirements of the Securities Act as Holder may reasonably request in order to effect the offering and sale of the Shares being offered and sold by Holder, but only while the Company is required under the provisions hereof to cause the registration statement to remain current;

            (iii)  Use its reasonable best efforts to register or qualify not later than the effective date of such registration statement the Shares registered thereunder under the "blue sky" laws of such states as Holder may reasonably request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities or to execute or file any general consent to service of process under the laws of any such state where it is not at such time so qualified or subject;

            (iv)  Immediately notify Holder, at any time when a prospectus relating to a sale of Shares is required by law to be delivered in connection with sales thereof, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly make available to Holder and to the underwriters any such amendment or supplement;

            (v)  The Company and Holder will enter into customary agreements (including an underwriting or indemnity agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Shares;

            (vi)  In the event of an underwritten offering (in the Company's sole discretion), the Company will use its reasonable best efforts to cause to be furnished to Holder a signed counterpart, addressed to Holder or such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters as the case may be, as Holder reasonably requests;

            (vii) In the event of an underwritten offering (in the Company's sole discretion), the Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

            (viii)  The Company will use its reasonable best efforts to cause all Common Stock to be listed on each securities exchange (or the Nasdaq National Market System or the Nasdaq SmallCap Market) on which similar securities issued by the Company are then listed.

          (c)    Expenses.    The Company shall bear the out-of-pocket costs and expenses incurred in connection with any registration pursuant to this Section 16. The costs and expenses of any such registration shall include, without limitation, the reasonable fees and expenses of the Company's counsel and its accountants and all other out-of-pocket costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of the Company's transfer agent and all other costs and expenses of complying with the foregoing provisions of this Section 16. Holder shall pay any underwriting fees, discounts or commissions attributable to the sale of Shares. The Company shall pay internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

          (d)    Indemnification.    In the event any Shares are included in a Registration Statement under this Agreement:

            (i)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder who holds such Shares, the directors, if any, of such Holder, the officers, if any, of such Holder, each person, if any, who controls any Holder within the meaning of the Securities Act, any underwriter (as defined in the Securities Act) for Holders, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act (each, an "Indemnified Person"), against any losses, claims, damages, or liabilities, joint or several (collectively, "Claims"), to which any such persons may be subject under the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement when it first became effective, or any related final prospectus contained therein, if used during the period appropriate for such prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading (a "Violation"). The Company shall reimburse the Holders and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 16(f)(i) shall not apply in such case to the extent any such Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, and shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

            (ii)  In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 16(f)(i), the Company, its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claims to which any of them may become subject, under the Securities Act or otherwise, insofar as such Claims arises out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement, and such Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claims; provided, however, that the indemnity agreement contained in this Section 16(f)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld.

            (iii)  The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution to the same extent as provided above, with respect to information furnished in writing by such persons expressly for inclusion in the Registration Statement.

            (iv)  Promptly after receipt by an Indemnified Party under this Section 16(f) of notice of the commencement of any action or proceeding (including any governmental action or investigation), such Indemnified Party shall, if a Claim in respect thereof is made against any indemnifying party under this Section 16(f), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Parties; such legal counsel shall be selected by the Indemnified Parties holding a majority in interest of the Shares, or by the Company in the event that the Company is seeking indemnification hereunder. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 16(f), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 16(f) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

            (v)  Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of Shares, the Company, the Holders and the underwriter(s) enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification and contribution among the parties, the indemnification and contribution provisions of this Section 16(f) shall be deemed inoperative for purposes of such offering.

          (e)    Contribution.    To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 16(f) to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 16(f), (ii) no seller of Shares guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Shares who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Shares shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Shares.

        17.    Miscellaneous.

          (a)    Construction.    Unless the context indicates otherwise, the term "Holder" shall include any transferee or transferees of this Warrant pursuant to Section 15(b), and the term "Warrant" shall include any and all warrants outstanding pursuant to this Warrant, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to Section 15 hereof.

          (b)    Restrictions.    By receipt of this Warrant, Holder makes the same representations with respect to the acquisition of this Warrant as Holder is required to make upon the exercise of this Warrant and acquisition of the Shares purchasable hereunder as set forth in the Form of Investment Letter attached as Exhibit A to the Notice of Exercise attached hereto.

          (c)    Notices.    Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (or one (1) day following timely deposit with a reputable overnight courier with next day delivery instructions), or upon confirmation of receipt by the sender of any notice by facsimile transmission, at the address indicated below or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

To Holder:	Roth Capital Partners LLC 24 Corporate Plaza Newport Beach, California 92660 Attention: Gordon Roth, CFO
To the Company:	Dot Hill Systems Corp. 6305 El Camino Real Carlsbad, CA 92009 Attention: Preston Romm, CFO

          (d)    Governing Law.    This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          (e)    Entire Agreement.    This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

          (f)    Binding Effect.    This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its successors and assigns.

          (g)    Waiver; Consent.    This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

          (h)    Severability.    If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

          (i)    Counterparts.    This Warrant may be signed in several counterparts, each of which shall constitute an original.

  IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Warrant effective as of the date hereof.

DATED: March 14, 2003	THE COMPANY:
Dot Hill Systems Corp., a Delaware corporation
/s/ PRESTON ROMM
	By:	Preston Romm
	Its:	Vice President of Finance and Chief Financial Officer
HOLDER:
ROTH CAPITAL PARTNERS LLC, a California limited liability company

By:
Its:

NOTICE OF EXERCISE

To:    Dot Hill Systems Corp.

        1.    The undersigned hereby elects to purchase                        shares of common stock, $0.001 par value per share ("Stock") of Dot Hill Systems Corp., a Delaware corporation (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price pursuant to the terms of the Warrant.

        2.    Attached as Exhibit A is an investment representation letter addressed to the Company and executed by the undersigned as required by Section 14 of the Warrant.

        3.    Please issue a certificate or certificates representing the shares of Stock purchased hereunder in the names and in the denominations indicated on Exhibit A attached hereto.

        4.    Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Holder:

Dated:

By:

Its:

EXHIBIT A TO NOTICE OF EXERCISE

FORM OF INVESTMENT LETTER

Dot Hill Systems Corp.
6305 El Camino Real
Carlsbad, CA 92009

Ladies and Gentlemen:

        The undersigned hereby makes the following certifications and representations with respect to the                         (                        ) shares (the "Shares") of Common Stock of DOT HILL SYSTEMS CORP., a Delaware corporation (the "Company"), which are being acquired by the undersigned.

        The undersigned represents and warrants that the undersigned is acquiring the Shares solely for the undersigned's account for investment and not with a view to or for sale or distribution of the Shares or any part thereof. The undersigned also represents that the entire legal and beneficial interests of the Shares the undersigned is acquiring is being acquired for, and will be held for, the undersigned's account only.

        The undersigned understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), on the basis that no distribution or public offering of the Shares is to be effected. The undersigned realizes that the basis for the exemption may not be present if, notwithstanding the undersigned's representations, the undersigned has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned has no such intention.

        The undersigned recognizes that the Shares being acquired by the undersigned must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned recognizes that the Company has no obligation to register the Shares or to comply with any exemption from such registration.

        The undersigned is aware that the Shares may not be sold pursuant to Rule 144 adopted under the Securities Act ("Rule 144") unless certain conditions are met and until the undersigned has held the Shares for at least one year. Among the conditions for use of the Rule is the availability of current information to the public about the Company. The undersigned understands that the Company has not made such information available and has no present plans to do so.

        The undersigned further agrees not to make any disposition of all or any part of the Shares being acquired in any event unless and until:

        1.    The Shares are transferred pursuant to Rule 144, and the Company shall have received from the undersigned documentation acceptable to the Company that a sale of the Shares has occurred in accordance with all of the provisions of Rule 144; or

        2.    The Company shall have received a letter secured by the undersigned from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

        3.    There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

        4.    (i) The undersigned shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the undersigned shall have furnished the Company with an opinion of counsel for the undersigned to the effect that such disposition will not require registration of such Shares under the Securities Act, and (iii) such opinion of counsel for the undersigned shall have been concurred in by the Company's counsel and the Company shall have advised the undersigned of such concurrence.

        The undersigned understands and agrees that all certificates evidencing the Shares to be issued to the undersigned may bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

Very truly yours,

By:

Its:

2

NET ISSUANCE ELECTION NOTICE

To: Dot Hill Systems Corp.	Date:

        The undersigned hereby elects under Section 2 of the attached Warrant to surrender the right to purchase                        shares of Common Stock pursuant to the attached Warrant. The Certificate(s) for the shares issuable upon such net issuance election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature:

Name for Registration:

Mailing Address:

ASSIGNMENT FORM

        (To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

        FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

..

Dated:	,
Holder's Signature:

Holder's Address:

Signature Guaranteed:

        NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

QuickLinks

  Exhibit 4.8
DOT HILL SYSTEMS CORP. COMMON STOCK WARRANT
NOTICE OF EXERCISE
EXHIBIT A TO NOTICE OF EXERCISE FORM OF INVESTMENT LETTER
NET ISSUANCE ELECTION NOTICE
ASSIGNMENT FORM